UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2020

LIBERATED SYNDICATION INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55779	47-5224851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard, Suite 770 Pittsburgh, Pennsylvania	15213
(Address of Principal Executive Offices)	(Zip Code)

(412) 621-0902
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act☒

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 28, 2020, the Audit Committee of the Board of Directors of Liberated Syndication Inc, a Nevada corporation (the “Company”) determined that (a) the Consolidated Balance Sheet as of December 31, 2018, (b) the Consolidated Statement of Operations for the year ended December 31, 2018, (c) the Statement of Stockholders’ Equity for the year ended December 31, 2018, and (d) the Consolidated Statement of Cash Flows for the year ended December 31, 2018, all as presented in the Company’s Annual Report on Form 10-K for the Period Ended December 31, 2018, as previously filed with the U.S. Securities and Exchange Commission, on March 14, 2019, should not be relied upon. Subsequent to such determination, the Company reviewed the related interim financial statements and interim financial statements for the first three quarters of 2019 and 2018, and as a result of such review, on May 20, 2020, the Audit Committee determined that such interim financial statement should likewise no longer be relied upon.

Specifically, the amounts reported in the Consolidated Balance Sheet as of December 31, 2018 for total assets, current liabilities, and consequently total liabilities and total stockholders’ equity, were determined to be materially different. Additionally, the Income Tax benefit for 2018 in the Consolidated Statement of Operations for December 31, 2018 was changed. As a result, the net income and the basic and diluted income per common share were determined to be materially different. The Statement of Stockholders’ Equity for the years ended December 31, 2018 with its Net Income and Accumulated Deficit are consequently affected. The Consolidated Statement of Cash Flows for the year ended December 31, 2018 was also changed as a result of the Deferred Tax Asset and Income Tax Payable for 2018.

During an ongoing IRS examination it was discovered that the Company owed Federal tax for 2018.

The IRS examination uncovered an error in calculating the Net Operating Loss Carryforward (NOL) resulting from the spin-off of Libsyn in 2016. At December 31, 2017, the Company had recorded an NOL of approximately $14 million. The NOL was part of deferred tax asset which was valued at $0 on the balance sheet due to it having a full valuation allowance. Consequently, the Company was not recognizing tax expenses or the associated tax payable during 2018. However, as the IRS examination continued, it has become clear that the $14 million NOL was overestimated by approximately $12.5 million, and by December 31, 2018, that the NOL has been completely utilized. The result is that the Company ought to have begun recording tax expenses in 2018.

This Federal Tax Balance will be paid with an amended return in 2020.

The Company has temporary tax differences which result in a deferred tax asset (DTA). Under the provisions of ASC Topic 740, a DTA is to be recognized for the potential future tax benefit from a loss carryforward. Full realization of the benefit, however, depends on the Company having income in future years.

Because the NOL has been completely utilized and the Company is now consistently recording profits, a DTA with the associated payable should have been recorded in 2018. DTAs represent future income tax benefits, but the tax benefits will be realized only if there is sufficient taxable income from which the deductible amount can be deducted.

The corrections to the aforementioned balance sheet and statements of operations as of and for the year ended December 31, 2018 have been corrected in the Company’s Form 10-K/A for the period ended December 31, 2018 which was reviewed by the Company’s independent registered public accounting firm and filed with the SEC on May 5, 2020. The Company will correct the interim financial statements for 2018 and 2019 in forthcoming amendments to the relevant Quarterly Reports on Form 10-Q.

As a result of the forthcoming restatement, reported net income will be increased by approximately $586,000, or $0.02 per basic and diluted share for the year ended December 31, 2018. Total assets will be increased by approximately $1.5 million at December 31, 2018. Current and total liabilities will be increased by approximately $868,000 at December 31, 2018. Accumulated deficit decreased by approximately $586,000 at December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

Date: May 22, 2020	By:	/s/ Christopher Spencer
Name: Christopher Spencer
Title: Chief Executive Officer

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